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                       UNITED ASSET MANAGEMENT CORPORATION

                                                                      Exhibit 11

                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                   (Unaudited)


----------------------------------------------------------------------------------------------
                                                       Income           Shares       Per-Share
                                                     (Numerator)     (Denominator)     Amount
----------------------------------------------------------------------------------------------
For the three-month period ended March 31, 1999
Basic Earnings per Share
Income available to common
     shareholders                                    $15,101,000       60,573,000      $   .25
                                                                                       =======

Effect of Dilutive Securities (1)                             --          658,000
                                                     -----------       ----------

Diluted Earnings per Share
Income available to common
     shareholders + assumed conversions              $15,101,000       61,231,000      $   .25
                                                     ===========      ===========      =======
==============================================================================================
For the three-month period ended March 31, 1998
Basic Earnings per Share
Income available to common
     shareholders                                    $22,098,000       69,542,000      $   .32
                                                                                       =======

Effect of Dilutive Securities (1)                             --        2,345,000
                                                     -----------       ----------
Diluted Earnings per Share
Income available to common
     shareholders + assumed conversions              $22,098,000       71,887,000         $.31
                                                     ===========      ===========      =======
==============================================================================================

(1) Options on 3,842,000 and 1,815,000 shares of common stock and warrants on 3,018,000 and 1,530,000 shares of common stock were outstanding during the three-month periods ended March 31, 1999 and 1998, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.




















                                      F-11